Exhibit 99.1

Fortune 500 Company Selects Bulldog Technologies as Cargo Security Solution Provider

 Bulldog’s MiniBOSS™ used for Cargo Tracking

RICHMOND, British Columbia, January 30 2006 -- Bulldog Technologies Inc. (OTC BB: BLLD), a leading provider of wireless security solutions and sensor networks that monitor, track and secure assets in the supply chain announced today that another Fortune 500 Healthcare Company has ordered the MiniBOSS™ covert security device as their solution to track cargo for supply chain dependability in the United States.

The Manager of Compliance Audit for the Company stated, “We are concerned that if we make an announcement at this early stage of our deployment of Bulldog, the element of surprise is lost. At some point in the future, it will make strategic sense to let it be known publicly that we are using cutting edge technology to track shipments.” Due to this trusted Confidentiality Agreement, Bulldog refrains from disclosing the buyer during these initial stages of implementation.

A spokesman for the Healthcare Company stated, “The use of Bulldog is a technological measure to maintain the integrity of our healthcare distribution supply chain. We investigated many different covert security solutions and decided on Bulldog’s MiniBOSS™ because of the battery life, small size and cost advantages over other competitors. The MiniBOSS™ provides a crucial layer of supply chain security for our products providing an ROI that is verifiable and substantial. Bulldog worked with us to meet our specific needs and this was instrumental in selecting the MiniBOSS™ as our preferred platform.”

The MiniBOSS™ uses hybrid position locating technology employing both cellular triangulation and GPS satellite signals operating on an AGPS platform, its signal receive sensitivity is increased by 20 dB over traditional GPS platforms providing position location capabilities in impaired RF environments. This increased functionality allows the MiniBOSS™ to work in environments that traditional GPS can not, such as inside steel containers and concrete structures. The MiniBOSS™ does not need to “see the sky” to determine location like traditional GPS systems and no external antennae is necessary. The MiniBOSS™ is designed to work in conjunction with BOSStrak™, a secure web server based Automatic Vehicle Location (AVL) software program, which enables users to securely track through a standard PC.

About Bulldog Technologies

Bulldog designs, engineers, manufactures and distributes patented and FCC-certified wireless cargo security and tracking devices used by its customers to protect, manage and recover assets in their supply chains. The Company is public and trades on the US OTC market under the symbol BLLD. It counts some of the world’s best known and respected brand names and service providers as its customers. As world security and monetary controls tighten in response to external threats, Bulldog is uniquely positioned to offer substantial assistance to Corporations, Governments and Law Enforcement in relation to the integrity and trackability of cargo and containers as they enter or exit sovereign territory, and are processed and redistributed to final destinations.

For further information, visit Bulldog Technologies Inc. on the Web at http://www.bulldog-tech.com

Press Contact:

Bulldog Technologies Inc. Jan Roscovich (604) 271-8656 Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.